Exhibit 10.4

Execution Version

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of May 19, 2023, by and between Citibank, N.A., as Secured Party (the “Secured Party”), and Keperra Holdings Limited, an Ontario corporation having its registered head office situate at 210 Douglas Drive, Toronto, Ontario M4W 2B8, as Grantor (“Grantor”).

Reference is made herein to that certain Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of the date hereof (as such may be amended, restated, supplemented or otherwise modified from time to time, the “Master Confirmation”), by and between the Grantor and the Secured Party, pursuant to which the Grantor and the Secured Party may enter into one or more transactions (each a “Transaction”), each of which shall be evidenced by a supplemental confirmation and the related pricing supplement (each supplemental confirmation and the related pricing supplement, together with the Master Confirmation, a “Confirmation”), which supplement, form a part of, and are subject to an agreement in the form of an ISDA 2002 Master Agreement (the “Master Agreement”) between the Grantor and the Secured Party as if the parties had executed an agreement in such form on the date of the Master Confirmation, without any Schedule thereto, but containing all elections, modifications and amendments thereto made in the Confirmation. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Confirmation, unless otherwise noted.

WHEREAS, it is a condition precedent to the effectiveness of the Master Confirmation that the parties hereto execute and deliver this Security Agreement; and

WHEREAS, Secured Party will be granted a security interest in the Collateral (defined below) and is, or will become, party to the Control Agreement (defined below) in order to obtain control (as defined in Section 8-106 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”)) over the Collateral Account (defined below) for the purpose of perfecting the Secured Party’s security interest in the Collateral Account as provided herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1.

Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, as collateral security for the payment and performance of the Secured Obligations (as defined below), Grantor hereby pledges, collaterally assigns and grants to Secured Party, a continuing first priority security interest (each a “Security Interest” and collectively, the “Security Interests”) in all of Grantor’s right, title and interest in and to, or otherwise with respect to, the Collateral.

2.

Collateral. Each Security Interest herein granted shall secure all Secured Obligations (as defined below), and is in all of Grantor’s right, title and interest in and to, or otherwise with respect to, the following property and assets whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(a)

(i) the common shares of Li-Cycle Holdings Corp. (and, in each case, all security entitlements in respect thereof) credited to the Collateral Account (the “Relevant Collateral Shares”); (ii) all dividends, shares, securities, cash, instruments, moneys or property (A) representing a dividend, distribution or return of capital in respect of any of the Relevant Collateral Shares, (B) resulting from a split-up (including, without limitation, a split-off), revision, reclassification, recapitalization or other similar change with respect to any of the Relevant Collateral Shares, (C) otherwise received in exchange for or converted from any of the Relevant Collateral Shares and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Relevant Collateral Shares or (D) in connection with a spin-off with respect to the Relevant Collateral Shares; and (iii) in the event of any Merger Event in which Issuer is not the surviving entity, all shares of each class of the capital stock of the successor entity formed by or resulting from such Merger Event received with respect to the Relevant Collateral Shares and any other consideration that is exchanged for the Relevant Collateral Shares or into which the Relevant Collateral Shares are converted;

(b)

the Collateral Account (as defined below), any cash, cash equivalents, securities, general intangibles, investment property, financial assets, and other property that may from time to time, in each case, be deposited, credited, held or carried in the Collateral Account or that is delivered to or in possession or control of Secured Party or any of Secured Party’s agents pursuant to this Security Agreement or the Confirmation; all “security entitlements” as defined in §8-102(a)(17) of the UCC (as defined below) with respect to any of the foregoing and all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising; and

(c)

(1) all Proceeds (as defined below) of the Collateral described in the foregoing clauses (a) and (b) and (2) any dividends or other distributions in respect of any shares of capital stock issued by Issuer in respect of any Relevant Collateral Shares or other securities constituting Collateral or any securities or other property distributed in respect of or exchanged for any Relevant Collateral Shares or other securities constituting Collateral, or into which any such Relevant Collateral Shares or other securities are converted, in connection with any merger or similar event or otherwise.

As used herein, the term “Collateral Account” means the Collateral Account (as such term is defined in the Control Agreement) which as of the date hereof is account no. 237-71878-1-6 maintained by Grantor with the Custodian and shall include any successor, renumbered or redesignated account and shall also include all sub-accounts of the Collateral Account. “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral.

The Security Interests granted hereunder are granted as security only and shall not, to the fullest extent permitted under applicable law, subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Grantor with respect to any of the Collateral or any transaction in connection therewith.

3.	Collateral Maintenance and Administration.

(a)

Secured Party is entitled to withhold any and all present or future taxes, levies, imposts, duties, charges, assessments or fees (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect of any payments to Grantor, or proceeds and payments realized from, the Collateral (“Taxes”). Subject to the terms of any Confirmation, promptly upon written demand of Secured Party, Grantor shall pay to and indemnify Secured Party (and, for the purposes of this paragraph, including any of its Affiliates) against the amount of any Taxes that Secured Party or such Affiliate may be required to pay with respect to the Collateral by reason of the security interest granted herein (including but not limited to any Taxes with respect to (x) income earned or any distribution with respect to the Collateral (unless such Collateral is no longer beneficially owned by Grantor), (y) any proceeds or income from the sale, loan or other transfer of any Collateral upon the occurrence and during the continuance of an Event of Default with respect to Grantor as the Defaulting Party or at the direction of Grantor or to free any Collateral from any Lien thereon (other than Permitted Liens) or (z) payments of dividends, interest or other distributions into the Collateral Account under the pledge (including Taxes under 871(m) of the U.S. Internal Revenue Code or other similar provision of any tax law of any applicable jurisdiction)). For the avoidance of doubt, any such applicable Taxes shall not be an “Indemnifiable Tax” for purposes of Section 14 of the Master Agreement and, accordingly, for the avoidance of doubt, any proceeds or other amounts paid or credited to Grantor shall be net of any such applicable Taxes to the extent paid, payable, or required to be withheld from, by Secured Party. Notwithstanding anything to the contrary elsewhere in a Confirmation or herein (but, for the avoidance of doubt, without duplication, without impairment to Secured Party’s ability to make adjustments, or receive any amounts owed to it, under the Master Confirmation or any Confirmation with respect to any distributions on a gross basis), all payments and all deliveries of Collateral, or income or distributions in respect of Collateral or otherwise paid into the Collateral Account pursuant to this Security Agreement, pursuant to the Master Confirmation, any Confirmation or this Security Agreement shall be calculated net of any and all present or future Taxes in respect thereof to the extent such Taxes are withheld from such payments, deliveries, or income or distributions, or paid or payable by Secured Party. For the avoidance of doubt, this provision does not apply to Taxes imposed on Secured Party in its capacity as beneficial owner of any assets formerly held as Collateral should Secured Party acquire such assets from Grantor subsequent to an enforcement.

(b)

Unless specified otherwise in an applicable Confirmation, the parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder the parties shall make any U.S. Federal and state tax reportings and filings based on treating the Grantor as the owner of the Collateral.

(c)

Unless an Event of Default with respect to Grantor as the Defaulting Party or a Termination Event with respect to Grantor as sole Affected Party has occurred and is continuing or an Early Termination Date has been designated, Grantor shall have the right to exercise all voting and consensual powers pertaining to the Collateral (other than any Collateral that has been Rehypothecated (such Collateral, “Rehypothecated Collateral”)) for any purpose not inconsistent with the terms of the Master Confirmation or this Security Agreement. To the extent consistent with the foregoing, the Secured Party agrees to give instructions under the Control Agreement to the extent necessary in connection with such exercise of voting and consensual powers.

(d)

Grantor shall cause Collateral to be posted to accounts designated by Secured Party (which shall initially be the Collateral Account), as and when, and in the manner, required under the Confirmation. In the case of Relevant Collateral Shares, Grantor shall cause such Relevant Collateral Shares to be transferred to Custodian through the facilities of The Depository Trust Company or its successor (the “DTC”) and credited to the Collateral Account, as and when, and in the manner required, under the Confirmation.

(e)

Secured Party shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use only in connection with the Transactions (“Rehypothecate”) any Collateral it holds, free from any claim or right of any nature whatsoever of Grantor, including any equity or right of redemption by Grantor; provided that nothing in this clause shall limit Secured Party’s remedies hereunder following an Enforcement Event (as defined below). Secured Party shall satisfy any obligation it may have to return any Rehypothecated Collateral to Grantor by delivering securities of the same class and issue as such Rehypothecated Collateral in the applicable amount.

As used herein, the term “Liens” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing), and the term “Permitted Liens” means (a) Liens imposed by law for taxes that are not yet due or which are being contested in good faith by appropriate proceedings (provided that adequate reserves are maintained with respect to such contest), provided that, to the extent any such Liens covers any Collateral, any such Lien referred to in this clause (a) is junior to the Liens granted pursuant to this Security Agreement and the Control Agreement, (b) Liens granted to Secured Party or Custodian pursuant to this Security Agreement and the Control Agreement, (c) Liens imposed by Custodian, to the extent permitted under the Control Agreement, (d) with respect to any deposit or securities account of Grantor that does not constitute, or contain, Collateral, any customary Lien in favor of the depositary bank, or securities intermediary, as applicable, and (e) Liens of any applicable securities exchange.

4.	Secured Obligations. The obligations owed by Grantor to Secured Party under the Confirmation (the “Secured Obligations”) are secured by this Security Agreement.

5.	Grantor’s Representations and Warranties. Grantor hereby represents and warrants to Secured Party that:

(a)

The Security Interests in the Collateral granted to Secured Party pursuant to this Security Agreement are valid and binding security interests in the Collateral (subject to no other Liens, other than Permitted Liens).

(b)

Upon the execution and delivery by the parties hereto of this Security Agreement, (i) with respect to the Collateral Account, all financial assets credited thereto and all security entitlements in respect thereof, when the Control Agreement is executed and delivered by Grantor, Secured Party and Custodian with respect to the Collateral Account, the Security Interest in the Collateral Account, all financial assets credited thereto and all security entitlements in respect thereto created hereunder in favor of Secured Party will constitute a valid and perfected, first priority security interest securing the Secured Obligations, such Security Interest will not be subject to any Liens other than Permitted Liens, and Secured Party will have Control (as defined in Section 8-106, Section 9-104 or Section 9-106, as applicable, of the UCC) thereof and (ii) no action based on an adverse claim to such security entitlement or such financial asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against Secured Party.

(c)

With respect to all Collateral that may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement is filed in the appropriate office against Grantor in the location listed on Schedule 1 (naming Grantor as the debtor and Secured Party as the secured party), Secured Party will have a valid and perfected security interest in such Collateral as security for the payment and performance of the Secured Obligations, subject only to liens permitted by the Master Agreement.

(d)

Grantor’s full legal name as of the date hereof is as specified in the first paragraph of this Security Agreement. The location of Grantor’s registered head office and sole place of business as of the date hereof is 210 Douglas Drive, Toronto, Ontario M4W 2B8.

(e)	Grantor has rights (or the power to transfer rights) in each item of Collateral upon which it purports to grant a Security Interest hereunder.

6.	Covenants. During the term of this Security Agreement:

(a)

Grantor shall defend the Collateral and the Security Interests conveyed to Secured Party by this Security Agreement against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party.

(b)

Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Grantor’s default for failure to make any such payment, Secured Party at its option may, following notice to Grantor when it may reasonably do so without prejudice, pay any such costs and expenses and discharge encumbrances on the Collateral, and any payments of such costs and expenses and any payments to discharge such encumbrances shall be a part of the Secured Obligations. Grantor agrees to reimburse Secured Party on demand for any payments of such costs and expenses and any payments to discharge such encumbrances.

(c)

Promptly following a written demand from Secured Party, Grantor shall take such other actions as Secured Party shall reasonably determine is necessary to preserve, protect, perfect and duly record the Lien created under this Security Agreement in the Collateral credited to the Collateral Account, including executing, delivering, filing and/or recording, in such locations and jurisdictions as Secured Party shall specify, any financing statement, making an entry in respect of this Security Agreement in the register of mortgages and charges of Grantor (and Grantor shall within three Local Business Days of the date of this Security Agreement provide a copy of such updated register of mortgages and charges to Secured Party), notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Secured Party) to create, preserve, protect or perfect the Security Interest granted pursuant hereto and the priority thereof or to enable Secured Party to exercise and enforce its rights under this Security Agreement with respect to such Security Interest, including, without limitation, executing and delivering or causing the execution and delivery of a control agreement with respect to Secured Party and the Collateral Account and/or, in the event that any Collateral (other than cash or cash equivalents) is not held through the DTC or another clearing corporation (as defined in the UCC), causing any or all of the Collateral to be transferred of record into the name of Custodian, Secured Party or its nominee.

(d)

Grantor shall: (i) promptly furnish to Secured Party any information with respect to the Collateral reasonably requested in writing by Secured Party and (ii) allow Secured Party or its representatives to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records Grantor is prohibited from disclosing due to applicable law, and tax returns of Grantor or Affiliates of any of the foregoing, other than receipts or other evidence showing the payment of Taxes with respect to the Collateral (with the understanding that such receipt or evidence may be redacted or formatted to protect any proprietary or confidential Tax information of Grantor or Affiliates of any of the foregoing)). Notwithstanding the foregoing, to the extent any information requested by Secured Party is not then available, Grantor will furnish to Secured Party or cause to be furnished to Secured Party such information as soon as reasonably practicable after such written request.

(e)

Without at least thirty (30) days’ prior written notice to Secured Party, Grantor shall not (i) maintain any of Grantor’s books and records with respect to the Collateral at any office, or maintain Grantor’s place of business (or, if Grantor has more than one place of business, Grantor’s chief executive office) at any place other than at the address indicated in Section 11 of the Master Confirmation, (ii) make any change to Grantor’s name, or the name under which Grantor does business, or the form or jurisdiction of Grantor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement or (iii) change the location of its sole registered office and place of business from the address specified in Section 5(d) hereof. In the event of any such changes, Grantor shall take all actions reasonably requested by the Secured Party to ensure that the Secured Party maintains a valid, perfected, first priority security interest in the Collateral.

(f)	Grantor shall not close the Collateral Account or transfer any Collateral held therein or credited thereto without obtaining the prior written consent of Secured Party.

(g)

Secured Party shall exercise reasonable care of the Collateral to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if Secured Party or the Custodian exercises at least the same degree of care as it would exercise with respect to its own property.

7.	Ownership and Bust-Up.

(a)	Definitions. As used in this Section 7:

“Beneficial Ownership” means, in respect of Secured Party, the “beneficial ownership” (within the meaning of Section 13(d)) of and, as applicable, the “beneficial ownership of, or control or direction over” (within the meaning of securities legislation in Ontario) outstanding Shares, without duplication, by Secured Party, together with any of its Affiliates or joint actors or other person or entity subject to aggregation with Secured Party, as the case may be, under Section 13(d) or Ontario securities legislation for purposes of determining beneficial ownership, control and direction or under any Applicable Restriction (as defined below), or by any “group” (within the meaning of Section 13(d)) of which Secured Party is, or is deemed to be, a part (Secured Party and any such Affiliates, person or entity and groups, collectively, the “Secured Party Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the application of the equivalent calculation for purposes of determining whether a person is a beneficial owner of more than 10 percent of any class of equity securities registered under Section 12 of the Exchange Act for the purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a different ownership level, such ownership level).

“Secured Party Person” means Secured Party, Secured Party Group (as defined above) or any other person or entity whose ownership position would be aggregated with that of Secured Party or any member of the Secured Party Group.

“Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(b)	Ownership Provision.

(i) Notwithstanding any other provision of the Transaction Documentation to the contrary, in no event shall Secured Party be entitled to acquire, receive, vote or exercise any right of rehypothecation or any other rights of Secured Party in respect of any such Relevant Collateral Shares to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt or exercise of such rights:

(A)

the extent the Issuer is not a “foreign private issuer” (within the meaning of the Exchange Act) at such time, it would cause Secured Party to have Beneficial Ownership equal to or greater than 8.0% of the number of the total outstanding Shares of Issuer; or

(B) Citibank’s Beneficial Ownership would, as reasonably determined by Citibank, require it to comply with beneficial ownership reporting requirements under Ontario securities legislation or under the securities legislation of any Canadian province or territory; or

(C) any Secured Party Person under any U.S. or Canadian federal, provincial, state or local laws, rules, regulations or regulatory orders or any provisions of the organization documents of Issuer or any agreement to which Grantor or any Affiliate thereof or Issuer is a party, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of such Shares equal to: (i) the number of such Shares that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any person or entity) of such Secured Party Person or would result in an adverse effect on such Secured Party Person under any Applicable Restriction, as determined by Secured Party in its reasonable discretion, in each case minus (ii) 1% of the number of the total outstanding relevant Shares (each of paragraphs (A) and (B) above, an “Ownership Limitation”).

(ii) The inability of Secured Party to acquire, receive or exercise rights with respect to any Relevant Collateral Shares as provided above at any time as a result of an Ownership Limitation shall not preclude Secured Party from taking such action at a later time when no such Ownership Limitation is then existing or would result under this provision. Notwithstanding any other provision of the Transaction Documentation to the contrary, each Secured Party Person shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that Secured Party is not entitled to acquire or receive, or exercise any other rights of Secured Party at any time pursuant to this Ownership Provision, until such time as Secured Party is not prohibited from acquiring, receiving or exercising such rights in respect thereof under an Ownership Provision, and any such acquisition, receipt or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that Secured Party is so prohibited.

(c)	Issuer is an intended third-party beneficiary of this Section 7.

8.

Power of Attorney. Subject to Section 7 of this Security Agreement, Grantor, in such capacity, hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful agent and attorney-in-fact with full irrevocable power and authority, in the name of Grantor or in its own name, to take upon the occurrence and during the continuance of an Event of Default with respect to Grantor as the Defaulting Party that has not been waived, cured or deemed not to occur pursuant to the Transaction Documentation or upon the occurrence or designation of an Early Termination Date resulting from an Event of Default with respect to Grantor as the Defaulting Party or a Termination Event with respect to Grantor as the sole Affected Party, any and all action and to execute any and all documents and instruments that Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, selling any of the Collateral on behalf of Grantor as agent or attorney in fact for Grantor, in the name of Grantor and applying the proceeds received therefrom; provided that, nothing in this Section 8 shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Grantor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued. Without limiting the generality of the foregoing, so long as Secured Party shall be entitled under Section 9 to make collections in respect of the Collateral, Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

9.	Remedies.

(a)

Upon the occurrence and during the continuance of an Event of Default with respect to Grantor as the Defaulting Party or upon the occurrence or designation of an Early Termination Date resulting from an Event of Default with respect to Grantor as the Defaulting Party or a Termination Event with respect to Grantor as the sole Affected Party (each, an “Enforcement Event”), subject to Section 7, Secured Party may: take control of the Collateral and proceeds thereof, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to Grantor or others, temporarily or otherwise; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Subject to Section 6(g) hereof, Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence or fraud. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law in equity, elsewhere in this Security Agreement, the other Transaction Documentation or otherwise.

(b)

Subject to Section 7, in addition to and not in lieu of the rights set forth in Section 9(a), upon the occurrence and during the continuance of an Event of Default with respect to Grantor as the Defaulting Party or upon the occurrence or designation of an Early Termination Date resulting from an Event of Default with respect to Grantor as the Defaulting Party or a Termination Event with respect to Grantor as the sole Affected Party, Secured Party may, without notice of any kind, which Grantor hereby expressly waives (except for any notice required under this Security Agreement or any other Transaction Documentation that may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

(i) Deliver or cause to be delivered from the Collateral Account to itself or to an Affiliate, Relevant Collateral Shares (or security entitlements in respect thereof) and any other Collateral;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Grantor’s rights with respect to any and all of the Collateral in the Collateral Account, in its own name, in the name of Grantor or otherwise; provided that, Secured Party shall have no obligation to take any of the foregoing actions; and

(iii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral in the Collateral Account, at such place or places and at such time or times as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable law and cannot be waived), and Secured Party may be the purchaser, lessee, assignee or recipient of any or all of such Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Grantor, any such demand, notice and right or equity being hereby expressly waived and released. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(c)

Grantor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral in the Collateral Account pursuant to the terms of this Security Agreement may be effected by Secured Party at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners (including, without limitation, as a result of the provisions of Section 7 hereof), and Grantor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable law. Without limiting the generality of the foregoing, if, in the reasonable opinion of Secured Party (as to which it has been advised by legal counsel), there is any question that a public sale or distribution of any Collateral in the Collateral Account may violate any state, provincial or federal securities law, including without limitation, the Securities Act, Secured Party may offer and sell such Collateral in a transaction exempt from registration under the Securities Act (including, without limitation, pursuant to Section 4(a)(2) thereof), and/or limit purchasers to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act) and/or who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof and any such sale made in good faith by Secured Party shall be deemed “commercially reasonable”. Furthermore, Grantor acknowledges that any such restricted or private sales may be at prices and on terms less favorable to Grantor than those obtainable through a public sale without such restrictions, and agrees such sales shall not be considered to be not commercially reasonable solely because they are so conducted on a restricted or private basis. Grantor further acknowledges that any specific disclaimer of any warranty of title or the like by Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral. The parties agree and acknowledge that the Relevant Collateral Shares are traded on a recognized market.

(d)

If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 9 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations (other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued), Secured Party may continue to enforce its remedies under this Security Agreement and the other Transaction Documentation to collect the deficiency.

(e)

Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person.

(f)

If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 9, Grantor agrees that, upon request of Secured Party, Grantor will, at its own expense:

(i) execute and deliver, and use commercially reasonable efforts to cause the officers and directors of Issuer to execute and deliver, to any person or entity or governmental authority, as Secured Party may reasonably designate, any and all documents and writings that, in Secured Party’s reasonable judgment, may be required by any governmental authority located in any city, county, state, province or country where Grantor or Issuer engages in business in order to permit the transfer of, or to more effectively or efficiently transfer, the Collateral or otherwise enforce Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(g)

Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced.

Grantor agrees and acknowledges that the Shares are customarily sold on a recognized market within the meaning of Section 9-610 of the UCC and represent a material percentage of the total outstanding Shares of Issuer. Upon the occurrence and during the continuance of an Event of Default with respect to Grantor as the Defaulting Party or upon the occurrence or designation of an Early Termination Date resulting from an Event of Default with respect to Grantor as the Defaulting Party or a Termination Event with respect to Grantor as the sole Affected Party and Secured Party shall desire to exercise any of its rights and remedies with respect to the Relevant Collateral Shares, as provided above or otherwise available to it under the UCC, at law or in equity, as contemplated by Section 9-603 of the UCC, the parties hereto agree to the following standards for measuring the fulfillment of the obligations of Secured Party and the rights of Grantor under the UCC. In the event that notification of disposition of the Relevant Collateral Shares is required by applicable law (it being acknowledged and agreed that no such notice shall be required if the Relevant Collateral Shares threaten to decline speedily in value or are of a type customarily sold on a recognized market), the parties hereto agree that notice sent to each of the persons specified in Section 9-611(c) of the UCC prior to (x) the date of any proposed public sale of the Relevant Collateral Shares (or on such date but prior to any such sale) or (y) the date on or after which Secured Party intends to conduct a private sale of the Relevant Collateral Shares (or on such date but prior to any such sale), shall constitute a reasonable time for such notice.

(h)

The parties acknowledge and agree that large blocks of equity securities are customarily sold by the seller retaining an investment bank or other financial institution (a “Block Dealer”) to send notification of such sale via e-mail and/or telephone calls, using a marketing team reasonably familiar with the issuer and the market for such equity securities, to ten (10) or more sophisticated equity investors who maintain accounts with such Block Dealer (or its affiliates) (but generally not to retail investors) soliciting such investors to submit bids to purchase the offered securities from which bids the Block Dealer will build a book of bids for purposes of determining the market clearing price for such offered securities, which price is typically expected to be determined within a few hours of the commencement of such offering but can be determined as soon as, for example, thirty (30) minutes thereafter or as long as, for example, three (3) Scheduled Trading Days thereafter. Furthermore, the parties acknowledge and agree that (i) Secured Party may exercise its rights pursuant hereto substantially concurrently or in prompt succession (including at the same time on the same day), (ii) Secured Party may solicit bids to purchase the Relevant Collateral Shares from any particular investor that maintains accounts with Secured Party (or its affiliates) and (iii) the events or circumstances giving rise to certain Events of Default with respect to Grantor as the Defaulting Party, Termination Events with respect to Grantor as the sole Affected Party or Extraordinary Events (including, for example, those arising from, or in connection with, a Merger Event), and/or the event of a foreclosure on a large block of equity securities pledged by a major shareholder, may reduce the number of investors interested in participating in the market for such equity securities and/or the price any such investor is willing to bid for such equity securities. As a result, any such sale may result in prices and terms less favorable to Secured Party than those that could be obtained by selling or otherwise disposing of such Relevant Collateral Shares in multiple transactions, over multiple days, in a broadly distributed offering and/or in the absence of, or at a time later than the occurrence of, any adverse events or circumstances. As contemplated by UCC Section 9-603, the parties hereto desire to agree that any private foreclosure held in accordance with the foregoing procedures shall satisfy the commercial reasonableness and other requirements of the UCC. Nevertheless, Secured Party shall not be limited to foreclosing in accordance with the foregoing procedure and may also foreclose using any other method or procedure that satisfies the applicable requirements of the UCC.

In addition, in the event that Secured Party determines to sell the Relevant Collateral Shares in a sale that is a public sale for purposes of the UCC, the parties hereto agree that posting of notice of such sale, such notice to describe the Relevant Collateral Shares being sold and the time and place of the sale as described below, through the Bloomberg Professional service or any other comparable on-line service widely used by sophisticated equity traders and/or investors after the close of trading on the Exchange on the day of, but prior to, such sale shall constitute sufficient public notice of any such sale and that no notice thereof in any newspaper or other written publication shall be required. The parties hereto agree that notification of the time and method of a sale of the Relevant Collateral Shares conducted in such a manner shall constitute sufficient notice of the time and place of the public sale for purposes of the UCC. Each of the parties hereto has been advised by legal counsel and believes that the foregoing procedures and agreements for disposition of the Relevant Collateral Shares are in their mutual interest.

10.

Collateral Event of Default. With respect to Grantor, the occurrence of the following shall be an Event of Default under the Master Agreement: the occurrence of either of the following: at any time after the Prepayment Date, (a) failure of the Collateral to include a number of Shares, free from Transfer Restrictions (other than Existing Transfer Restrictions) and any Restrictive Conditions, at least equal to the aggregate of the Maximum Number of Shares for all Transactions then outstanding one Local Business Day after receiving written notice of such failure or (b) failure of the Security Interests to constitute a valid and perfected, first priority security interest securing the Secured Obligations, subject to no Liens other than Permitted Liens. “Restrictive Conditions” means (i) any shareholders agreement, voting agreement, investors rights agreement, lock-up agreement or any similar agreement relating to Shares, and (ii) any restriction, condition or requirement (whether or not under any law, rule, regulation regulatory order or organization documents or contracts) relating to Shares a holder thereof (whether beneficial, constructive or otherwise) or any pledgee thereof would be subject to, including without limitation, any registration requirement, ownership limitation, reporting or informational requirement or mandatory redemption or transfer (other than as set forth in the Issuer’s organization documents or by operation of law, rule or regulation in each case as of the date hereof).

As used herein, the term “Transfer Restriction” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or any pledgee thereof to pledge, sell, assign or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person or entity to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral, and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, provincial, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or Grantor being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144). and the term “Existing Transfer Restrictions “means Transfer Restrictions on any of the Relevant Collateral Shares: (a) on account of the fact that Grantor is an “affiliate” of the Issuer within the meaning of Rule 144; (b) on account of the fact that the Relevant Collateral Shares are “restricted securities” within the meaning of Rule 144, but only to the extent prior to Secured Party or its affiliates having sold the full Number of Shares in accordance with the Interpretive Letters; and (c) on account of the fact that the Issuer had been an issuer described in Rule 144(i)(1) under the Securities Act and is subject to the requirements under Rule 144(i)(2) and Rule 145(d) under the Securities Act.

11.

Dividends. All cash and non-cash proceeds of the Collateral, including, without limitation, any dividends, interest and other distributions on the Collateral, received by Secured Party or the Custodian shall be credited to the Collateral Account. For the avoidance of doubt, as described in Section 3(a), any and all amounts paid or credited to the Collateral Account (including with respect to dividends or distributions) shall be net of any Taxes required to be withheld, including Taxes withheld under 871(m) of the U.S. Internal Revenue Code or similar or analogous provisions under any tax law of an applicable jurisdiction. All cash and non-cash proceeds of the Collateral, including, without limitation, any dividends, interest and other distributions on the Collateral, received by Grantor shall be received in trust for the benefit of Secured Party, shall be segregated from other property of Grantor and shall immediately be delivered over to the Custodian to be credited to the Collateral Account to be held as Collateral in the same form as received or in such other manner as Secured Party may instruct (with any necessary endorsement). Unless an Event of Default with respect to Grantor as the Defaulting Party or a Termination Event with respect to Grantor as sole Affected Party has occurred and is continuing or an Early Termination Date has been designated, Secured Party shall pay over, or cause to be paid over, to Grantor any Manufactured Dividend (defined below), but solely to the extent the amount of such Manufactured Dividend exceeds any corresponding Dividend Payment obligation under the Confirmation (and, for the avoidance of doubt, the parties’ obligations to make any Dividend Payment or pay any Manufactured Dividend amounts with respect to the same Cash Dividend (defined in the Master Confirmation) shall be netted against one another, such that only the party with the greater payment obligation shall make payment of such excess amount). “Manufactured Dividend” shall mean the amount of any cash dividend or distribution made in respect of the Shares that have been Rehypothecated, after netting any applicable withholding taxes that would apply to (i) such dividend or distribution received by Secured Party from the Issuer and (ii) the further payment of the amount representing such dividend or distribution (after netting any withholding taxes in (i)) by Secured Party to Grantor.

12.

Application for Settlement. Unless Grantor satisfies Secured Party’s delivery obligations under a Transaction through Cash Settlement or delivery of other Shares, Grantor hereby authorizes Secured Party on the applicable Settlement Date to apply Collateral in the form of Shares to satisfy Grantor’s delivery obligations, if any, under such Transaction; provided that in no event shall (i) Secured Party be required to make such application and (ii) this provision be construed as altering in any way Grantor’s obligations to satisfy all conditions to Physical Settlement under the Confirmation. Furthermore, Grantor agrees with Secured Party that, if, on any date, Shares would otherwise be deliverable by Grantor to Secured Party under the terms of the Confirmation and by Secured Party to Grantor as a result of Secured Party’s obligation to return Rehypothecated Collateral constituting Shares to Grantor, then, on such date, such delivery obligations will be netted.

13.	General.

(a)

Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Grantor may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Transaction Documentation without the prior written consent of Secured Party (and any attempted assignment or transfer by Grantor without such consent shall be null and void), unless otherwise permitted under the terms of the Transaction Documentation and (ii) Secured Party may not assign nor otherwise transfer its rights or obligations hereunder without the prior written consent of Grantor (and any attempted assignment or transfer by Secured Party without such consent shall be null and void) except in accordance with the Transaction Documentation. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any person or entity (other than the parties hereto and their respective successors and assigns permitted under the Transaction Documentation) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

(b)

No Waiver. No failure or delay by either party in exercising any right or power hereunder or under any other Transaction Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder and under any other Transaction Documentation are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Security Agreement or any other Transaction Documentation or consent to any departure by either party therefrom shall in any event be effective unless the same shall be permitted by the Transaction Documentation, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other party to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the payment of a Prepayment Amount shall not be construed as a waiver of any Event of Default with respect to Grantor as Defaulting Party, Termination Event with respect to Grantor as sole Affected Party or Extraordinary Event, regardless of whether Secured Party may have had notice or knowledge of such Event of Default, Termination Event or Extraordinary Event at the time.

(c)

Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the Secured Obligations have been paid in full other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued, at which time the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. At the sole expense of Grantor following any such termination, Secured Party shall deliver to Grantor any Collateral held by Secured Party hereunder, and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination, including notice to any securities intermediary terminating the Control Agreement. No Collateral shall be released prior to the payment in full of the Secured Obligations, other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued. Notwithstanding the foregoing, if at any time, any payment to Secured Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, liquidation, winding up, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of Secured Party on the Collateral, shall be automatically reinstated and Grantor shall promptly deliver any documentation reasonably requested by Secured Party to evidence such reinstatement.

(d)	Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

(e)	Notice. Each notice to, or other communication with, any party hereunder shall be given to such party as provided under Section 11 of the Master Confirmation.

(f)

Modifications. No provision hereof shall be modified or limited except pursuant to the Transaction Documentation. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

(g)

Financing Statement. Grantor hereby irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing, financing change or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the law of any other applicable jurisdiction (in each case without the signature of Grantor to the extent permitted by applicable law), necessary or appropriate in the judgment of Secured Party to perfect or evidence its Security Interest in and lien on the Collateral credited to the Collateral Account. Grantor agrees to provide to Secured Party (or its designees) any and all information required under the UCC or the law of any other applicable jurisdiction for the effective filing of a financing statement, financing change statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h)

Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and Transaction Documentation constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security Agreement or any document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i)

Severability. Any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j)

WAIVER OF MARSHALING. GRANTOR ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SECURED PARTY IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL; AND (B) SECURED PARTY MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS. GRANTOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

(k)

Waiver of Droits. Grantor hereby waives any and all of its rights under the existing or future laws of Guernsey whether by virtue of the droit de division or otherwise, to require that any liability under or in connection with this Security Agreement be divided or apportioned with any other person or reduced in any manner whatsoever; and whether by virtue of droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against it.

(l)

Governing Law; Submission to Jurisdiction. This Security Agreement constitutes a “Credit Support Document” under the Master Agreement. The provisions of the third paragraph of Section 1 of the Master Confirmation shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed (and by Grantor, as a deed) by their duly authorized representatives as of the date first above written.

Grantor KEPERRA HOLDINGS LIMITED

By:	/s/ Tim Johnston
Name: Tim Johnston
Title: Director

[Signature Page to Security Agreement]

CITIBANK, N.A., as Secured Party

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to Security Agreement]

Schedule 1

UCC Filing Location

1.	Washington, D.C.